Exhibit 99.1
News

KeyCorp 127 Public Square Cleveland, OH 44114

CONTACTS: ANALYSTS	MEDIA
Vernon L. Patterson	William C. Murschel
216.689.0520	216.471.2885
Vernon_Patterson@KeyBank.com	William_C_Murschel@KeyBank.com

Christopher F. Sikora
216.689.3133
Chris_F_Sikora@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom
FOR IMMEDIATE RELEASE
KEYCORP REPORTS THIRD QUARTER 2010
AND YEAR-TO-DATE PROFIT
•	Net income from continuing operations of $163 million, or $.19 per common share, for the third quarter of 2010

•	Year-to-date net income from continuing operations of $121 million, or $.14 per common share

•	Net interest margin expanded 18 basis points from second quarter of 2010 to 3.35% for the third quarter of 2010

•	Pre-provision net revenue from continuing operations (net interest income plus taxable-equivalent adjustment and noninterest income less noninterest expense) increased $51 million from second quarter of 2010 to $397 million for the third quarter of 2010

•	Nonperforming loans decreased by $331 million from second quarter of 2010 to 2.67% of total period-end loans at September 30, 2010

•	Loan loss reserve at 3.81% of total period-end loans and represented 143% coverage of nonperforming loans at September 30, 2010

•	Net charge-offs declined to $357 million, or 2.69% of average loan balances, for the third quarter of 2010

•	Tier 1 common equity and Tier 1 risk-based capital ratios estimated at 8.59% and 14.26%, respectively
CLEVELAND, October 22, 2010 – KeyCorp (NYSE: KEY) today announced third quarter net income from continuing operations attributable to Key common shareholders of $163 million, or $.19 per common share. These results compare to a net loss from continuing operations attributable to Key common shareholders of $422 million, or $.50 per common share, for the third quarter of 2009. The third quarter 2009 results were negatively impacted by a $733 million loan loss provision. Third quarter 2010 net income attributable to Key common shareholders was $178 million compared to a net loss attributable to Key common shareholders of $438 million for the same quarter one year ago. Net income attributable to Key common

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

shareholders for the nine-month period ended September 30, 2010 was $111 million compared to a net loss attributable to Key common shareholders of $1.364 billion for the same period one year ago.
Key’s third quarter earnings improvement resulted from improved pre-provision net revenue and a lower provision for loan losses when compared to the second quarter of 2010. Credit quality continued to improve across the majority of the loan portfolios in both Community Banking and National Banking. Net charge-offs declined by $78 million, and nonperforming loans decreased by $331 million from June 30, 2010.
“With the third quarter’s results, Key has returned to profitability on a year-to-date basis,” said Chief Executive Officer Henry L. Meyer III. “We are pleased with our progress and recognize the important contributions of employees across Key who have remained focused on serving our clients through what has been the most challenging economic period in decades. Our third quarter results reflect a higher net interest margin, continued credit quality improvement, well-controlled expenses, and improvements in several fee-based businesses.”
Meyer continued: “Our work to lower our risk profile and proactively address credit issues is resulting in asset quality improvements across a majority of our loan portfolios and the fourth consecutive quarterly decline in nonperforming assets.”
“Key’s core financial measures – strong capital, enhanced liquidity, adequate loan loss reserves – along with our selective exits from riskier lending categories, together provide a firm foundation for growth as the economy strengthens,” added Meyer.
At September 30, 2010, Key’s estimated Tier 1 common equity ratio was 8.59% compared to 8.07% at June 30, 2010, and estimated Tier 1 risk-based capital ratio was 14.26% up from 13.62% one quarter ago.
Key’s strong capital and liquidity positions provide the Company with the ability to serve the borrowing needs of our clients when the economy expands. The Company originated approximately $8.1 billion in new or renewed lending commitments to consumers and businesses during the quarter and approximately $21 billion for the nine-month period ended September 30, 2010.
Meyer also noted that Key opened 34 new branches during the first nine months of 2010 and expects to open an additional five new branches during the fourth quarter of 2010, increasing its market presence in selected markets of its 14-state branch network. In addition, Key’s online account application features were ranked second among the 16 largest U.S. banks in Corporate Insight’s September 2010 edition of Bank Monitor, a leading rating service for the online space. Key had previously been recognized by Bank Monitor for its capabilities in the areas of online application, account information, and alerts. The investment in new and modernized branches, coupled with the enhancements to online banking, reflect Key’s relationship strategy and efforts to provide clients with a breadth of options that meet their specific banking needs. The Company is positioning its branch and online capabilities to enhance growth as the economy turns.

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

The following table shows Key’s continuing and discontinued operating results for the comparative quarters and for the nine-month periods ended September 30, 2010 and 2009.
Results of Operations

	Three months ended			Nine months ended
in millions, except per share amounts	9-30-10	6-30-10	9-30-09	9-30-10	9-30-09

Summary of operations
Income (loss) from continuing operations attributable to Key	$204	$97	$(381)	$244	$(1,070)
Income (loss) from discontinued operations, net of taxes (a)	15	(27)	(16)	(10)	(41)

Net income (loss) attributable to Key	$219	$70	$(397)	$234	$(1,111)

Income (loss) from continuing operations attributable to Key	$204	$97	$(381)	$244	$(1,070)
Less: Dividends on Series A Preferred Stock	6	6	7	17	34
Noncash deemed dividend — common shares exchanged for Series A Preferred Stock	—	—	—	—	114
Cash dividends on Series B Preferred Stock	31	31	31	94	94
Amortization of discount on Series B Preferred Stock	4	4	3	12	11

Income (loss) from continuing operations attributable to Key common shareholders	163	56	(422)	121	(1,323)
Income (loss) from discontinued operations, net of taxes (a)	15	(27)	(16)	(10)	(41)

Net income (loss) attributable to Key common shareholders	$178	$29	$(438)	$111	$(1,364)

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.19	$.06	$(.50)	$.14	$(2.07)
Income (loss) from discontinued operations, net of taxes (a)	.02	(.03)	(.02)	(.01)	(.06)

Net income (loss) attributable to Key common shareholders (b)	$.20	$.03	$(.52)	$.13	$(2.14)

(a)	In September 2009, management made the decision to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In April 2009, management made the decision to curtail the operations of Austin Capital Management, Ltd., an investment subsidiary that specializes in managing hedge fund investments for its institutional customer base. As a result of these decisions, Key has accounted for these businesses as discontinued operations. The loss from discontinued operations for the nine-month period ended September 30, 2010 was primarily attributable to fair value adjustments related to the education lending securitization trusts. Included in the loss from discontinued operations for the nine-month period ended September 30, 2009, is a $23 million after-tax, or $.05 per common share, charge for intangible assets impairment related to Austin Capital Management.

(b)	Earnings per share may not foot due to rounding.
SUMMARY OF CONTINUING OPERATIONS
Taxable-equivalent net interest income was $647 million for the third quarter of 2010, and the net interest margin was 3.35%. These results compare to taxable-equivalent net interest income of $599 million and a net interest margin of 2.80% for the third quarter of 2009. The increase in the net interest margin is primarily attributable to lower funding costs. The Company continues to experience an improvement in the mix of deposits by reducing the level of higher costing certificates of deposit and increasing lower costing transaction accounts. Key expects this change in funding mix to continue although at a slower pace going forward. This reduced pace will result from a lower volume of higher costing maturing certificates of deposit. Additionally, Key experienced improved yields on loans due to lower levels of nonperforming loans.
Compared to the second quarter of 2010, taxable-equivalent net interest income increased by $24 million, and the net interest margin expanded by 18 basis points. Most of this improvement is attributable to the repricing of certificates of deposit and an overall improved mix of deposits. The Company’s third quarter net interest margin also benefitted from reducing amounts invested in overnight short-term investments and investing these funds in collateralized mortgage-backed securities with an average duration of 2.5-3.5 years issued by government-sponsored entities.
Key’s noninterest income was $486 million for the third quarter of 2010, compared to $382 million for the year-ago quarter. Fee-based income improved by $95 million from the third quarter of 2009, which included increases of $68 million in investment banking and

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

capital markets income and $15 million in letter of credit and loan fees. Also included in the third quarter of 2010 was a $12 million dividend from corporate-owned life insurance.
The major components of Key’s fee-based income for the past five quarters are shown in the following table.
Fee-based Income – Major Components

in millions	3Q10	2Q10	1Q10	4Q09	3Q09

Trust and investment services income	$110	$112	$114	$117	$113
Service charges on deposit accounts	75	80	76	82	83
Operating lease income	41	43	47	52	55
Letter of credit and loan fees	61	42	40	52	46
Corporate-owned life insurance income	39	28	28	36	26
Electronic banking fees	30	29	27	27	27
Insurance income	15	19	18	16	18
Net gains (losses) from principal investing	18	17	37	80	(6)
Investment banking and capital markets income (loss)	42	31	9	(47)	(26)

Compared to the second quarter of 2010, noninterest income decreased by $6 million. This decrease in noninterest income resulted from declines in net gains from loan sales of $7 million, the anticipated decrease in service charges on deposit accounts of $5 million from the implementation of Regulation E, and various miscellaneous income components of $34 million. These decreases were partially offset by increases of $19 million in letter of credit and loan fees and $11 million in investment banking and capital market income. In addition, Key recognized a $12 million corporate-owned life insurance dividend in the third quarter of 2010.
Key’s noninterest expense was $736 million for the third quarter of 2010, compared to $901 million for the same period last year. Key recorded a credit of $10 million to the provision for losses on lending-related commitments during the third quarter of 2010, compared to a charge to the provision of $29 million in the year-ago quarter. Also contributing to the decrease was a decline in employee benefits expense of $31 million, which included a $12 million credit to pension expense. Additionally, in the third quarter of 2009, Key recognized a $45 million write-off of intangible assets and $51 million of other real estate owned (“OREO”) expense, compared to OREO expense of $4 million for the third quarter of 2010.
Compared to the second quarter of 2010, noninterest expense decreased by $33 million. This decline was primarily a result of a $26 million decrease in employee benefits expense, which included the pension expense item discussed above, and a decrease in OREO expense of $18 million. These declines were partially offset by increases in net occupancy costs of $6 million primarily related to reserves on vacant corporate facilities and operating lease expense of $5 million for impaired leases.
ASSET QUALITY
Key’s provision for loan losses was $94 million for the third quarter of 2010, compared to $733 million for the year-ago quarter and $228 million for the second quarter of 2010. Key’s allowance for loan losses was $2 billion, or 3.81% of total period-end loans, at September 30, 2010, compared to 4.16% at June 30, 2010, and 4.00% at September 30, 2009.

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

          Selected asset quality statistics for Key for each of the past five quarters are presented in the following table.
Selected Asset Quality Statistics from Continuing Operations

dollars in millions	3Q10	2Q10	1Q10	4Q09	3Q09

Net loan charge-offs	$357	$435	$522	$708	$587
Net loan charge-offs to average loans	2.69%	3.18%	3.67%	4.64%	3.59%
Allowance for loan losses	$1,957	$2,219	$2,425	$2,534	$2,485
Allowance for credit losses (a)	2,056	2,328	2,544	2,655	2,579
Allowance for loan losses to period-end loans	3.81%	4.16%	4.34%	4.31%	4.00%
Allowance for credit losses to period-end loans	4.00	4.36	4.55	4.52	4.15
Allowance for loan losses to nonperforming loans	142.64	130.30	117.43	115.87	108.52
Allowance for credit losses to nonperforming loans	149.85	136.70	123.20	121.40	112.62
Nonperforming loans at period end	$1,372	$1,703	$2,065	$2,187	$2,290
Nonperforming assets at period end	1,801	2,086	2,428	2,510	2,799
Nonperforming loans to period-end portfolio loans	2.67%	3.19%	3.69%	3.72%	3.68%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	3.48	3.88	4.31	4.25	4.46

(a)	Includes the allowance for loan losses plus the liability for credit losses on lending-related commitments.
          Net loan charge-offs for the quarter totaled $357 million, or 2.69%, of average loans. These results compare to $587 million, or 3.59%, for the same period last year and $435 million, or 3.18%, for the previous quarter.
          Key’s net loan charge-offs by loan type for each of the past five quarters are shown in the following table.
Net Loan Charge-offs from Continuing Operations

dollars in millions	3Q10	2Q10	1Q10	4Q09	3Q09

Commercial, financial and agricultural	$136	$136	$126	$218	$168
Real estate — commercial mortgage	46	126	106	165	81
Real estate — construction	76	75	157	181	216
Commercial lease financing	16	14	21	39	27

Total commercial loans	274	351	410	603	492
Home equity — Community Banking	35	25	30	27	25
Home equity — Other	13	16	17	19	20
Marine	12	19	38	33	25
Other	23	24	27	26	25

Total consumer loans	83	84	112	105	95

Total net loan charge-offs	$357	$435	$522	$708	$587

Net loan charge-offs to average loans from continuing operations	2.69%	3.18%	3.67%	4.64%	3.59%

Net loan charge-offs from discontinued operations — education lending business	$22	$31	$36	$36	$38

          Compared to the second quarter of 2010, net loan charge-offs in the commercial loan portfolio decreased by $77 million. The decrease was attributable to a decline in the real estate commercial mortgage loan portfolio. As shown in the table on page 6, Key’s exit loan portfolio accounted for $105 million, or 29.41%, of Key’s total net loan charge-offs for the third quarter of 2010. Net charge-offs in the exit loan portfolio decreased by $9 million from the second quarter of 2010, primarily driven by an improvement in the marine portfolio.
          At September 30, 2010, Key’s nonperforming loans totaled $1.4 billion and represented 2.67% of period-end portfolio loans, compared to 3.19% at June 30, 2010, and 3.68% at September 30, 2009. Nonperforming assets at September 30, 2010 totaled $1.8 billion and represented 3.48% of portfolio loans, OREO and other nonperforming assets, compared to

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

3.88% at June 30, 2010, and 4.46% at September 30, 2009. The following table illustrates the trend in Key’s nonperforming assets by loan type over the past five quarters.
Nonperforming Assets from Continuing Operations

dollars in millions	3Q10	2Q10	1Q10	4Q09	3Q09

Commercial, financial and agricultural	$335	$489	$558	$586	$679
Real estate — commercial mortgage	362	404	579	614	566
Real estate — construction	333	473	607	641	702
Commercial lease financing	84	83	99	113	131
Total consumer loans	258	254	222	233	212

Total nonperforming loans	1,372	1,703	2,065	2,187	2,290
Nonperforming loans held for sale	230	221	195	116	304
OREO and other nonperforming assets	199	162	168	207	205

Total nonperforming assets	$1,801	$2,086	$2,428	$2,510	$2,799

Restructured loans included in nonperforming loans (a)	$228	$213	$226	$364	$65
Nonperforming assets from discontinued operations — education lending business	38	40	43	14	12
Nonperforming loans to period-end portfolio loans	2.67%	3.19%	3.69%	3.72%	3.68%
Nonperforming assets to period-end portfolio loans, plus OREO and other nonperforming assets	3.48	3.88	4.31	4.25	4.46

(a)	Restructured loans (i.e. troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.
          Nonperforming assets continued to decrease during the third quarter of 2010, representing the fourth consecutive quarterly decline. Most of the reduction came from nonperforming loans in the commercial, financial and agricultural and the real estate – construction portfolios. As shown in the following table, Key’s exit loan portfolio accounted for $290 million, or 16.10%, of Key’s total nonperforming assets at September 30, 2010, compared to $385 million, or 18.46%, at June 30, 2010.
          Shown in the following table are the composition of Key’s exit loan portfolio at September 30, 2010, and June 30, 2010, the net charge-offs recorded on this portfolio for the second and third quarters of 2010, and the nonperforming status of these loans at September 30, 2010, and June 30, 2010.
Exit Loan Portfolio from Continuing Operations

	Balance		Change	Net Loan		Balance on
	Outstanding		9-30-10 vs.	Charge-offs		Nonperforming Status
in millions	9-30-10	6-30-10	6-30-10	3Q10	2Q10	9-30-10	6-30-10

Residential properties — homebuilder	$148	$195	$(47)	$23	$20	$94	$109
Residential properties — held for sale	8	25	(17)	—	—	8	25

Total residential properties	156	220	(64)	23	20	102	134
Marine and RV floor plan	225	268	(43)	7	14	42	59
Commercial lease financing (a)	2,231	2,437	(206)	47	44	88	133

Total commercial loans	2,612	2,925	(313)	77	78	232	326
Home equity — Other	707	753	(46)	13	16	16	17
Marine	2,355	2,491	(136)	12	19	41	41
RV and other consumer	172	188	(16)	3	1	1	1

Total consumer loans	3,234	3,432	(198)	28	36	58	59

Total exit loans in loan portfolio	$5,846	$6,357	$(511)	$105	$114	$290	$385

Discontinued operations — education lending business (not included in exit loans above) (b)	$6,651	$6,686	$(35)	$22	$31	$38	$40

(a)	Includes the business aviation, commercial vehicle, office products, construction and industrial leases, and Canadian lease financing portfolios; and all remaining balances related to lease in, lease out; sale in, sale out; service contract leases; and qualified technological equipment leases.

(b)	Includes loans in Key’s education loan securitization trusts consolidated upon the adoption of new consolidation accounting guidance on January 1, 2010.

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

CAPITAL
          Key’s risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2010.
Capital Ratios

	9-30-10	6-30-10	3-31-10	12-31-09	9-30-09

Tier 1 common equity (a), (b)	8.59%	8.07%	7.51%	7.50%	7.64%
Tier 1 risk-based capital (a)	14.26	13.62	12.92	12.75	12.61
Total risk-based capital (a)	18.18	17.80	17.07	16.95	16.65
Tangible common equity to tangible assets (b)	8.00	7.65	7.37	7.56	7.58

(a)	September 30, 2010 ratio is estimated.

(b)	The table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
          As shown in the preceding table, at September 30, 2010, Key had an estimated Tier 1 common equity ratio of 8.59%, an estimated Tier 1 risk-based capital ratio of 14.26%, and a tangible common equity ratio of 8.00%.
          Transactions that caused the change in Key’s outstanding common shares over the past five quarters are summarized in the following table.
Summary of Changes in Common Shares Outstanding

in thousands	3Q10	2Q10	1Q10	4Q09	3Q09

Shares outstanding at beginning of period	880,515	879,052	878,535	878,559	797,246
Common shares exchanged for capital securities	—	—	—	—	81,278
Shares reissued (returned) under employee benefit plans	(187)	1,463	517	(24)	35

Shares outstanding at end of period	880,328	880,515	879,052	878,535	878,559

          During each of the first three quarters of 2010, Key made a $31 million cash dividend payment to the U.S. Treasury Department as a participant in the U.S. Treasury’s Capital Purchase Program. During 2009, Key made four quarterly dividend payments aggregating $125 million to the U.S. Treasury Department.
LINE OF BUSINESS RESULTS
          The following table shows the contribution made by each major business group to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading “Line of Business Descriptions.” During the first quarter of 2010, Key realigned its reporting structure for its business groups. Prior to 2010, Consumer Finance consisted mainly of portfolios which were identified as exit or run-off portfolios and were included in Key’s National Banking segment. Effective for all periods presented, Key is reflecting the results of these exit portfolios in Other Segments. The automobile dealer floor plan business, previously included in Consumer Finance, has been realigned with the Commercial Banking line of business within the Community Banking segment. In addition, other previously identified exit portfolios included in the National Banking segment have been moved to Other Segments. For more detailed financial information pertaining to each business group and its respective lines of business, see the tables at the end of this release.

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

Major Business Groups

				Percent change 3Q10 vs.
dollars in millions	3Q10	2Q10	3Q09	2Q10	3Q09

Revenue from continuing operations (TE)
Community Banking	$601	$608	$630	(1.2)%	(4.6)%
National Banking (a)	430	409	381	5.1	12.9
Other Segments (b)	103	86	(23)	19.8	N/M

Total Segments	1,134	1,103	988	2.8	14.8
Reconciling Items	(1)	12	(7)	N/M	85.7

Total	$1,133	$1,115	$981	1.6%	15.5%

Income (loss) from continuing operations attributable to Key
Community Banking	$57	$35	—	62.9%	N/M
National Banking (a)	130	34	$(236)	282.4	N/M
Other Segments (b)	19	28	(150)	(32.1)	N/M

Total Segments	206	97	(386)	112.4	N/M
Reconciling Items	(2)	—	5	N/M	N/M

Total	$204	$97	$(381)	110.3%	N/M

(a)	National Banking’s results for the third quarter of 2009 include a $45 million ($28 million after-tax) write-off of intangible assets, other than goodwill, resulting from Key’s decision to cease lending in certain equipment leasing markets.

(b)	Other Segments’ results for the third quarter of 2009 include a $17 million ($11 million after-tax) loss related to the exchange of Key common shares for capital securities.
TE = Taxable Equivalent, N/M = Not Meaningful
Community Banking

				Percent change 3Q10 vs.
dollars in millions	3Q10	2Q10	3Q09	2Q10	3Q09

Summary of operations
Net interest income (TE)	$404	$408	$435	(1.0)%	(7.1)%
Noninterest income	197	200	195	(1.5)	1.0

Total revenue (TE)	601	608	630	(1.2)	(4.6)
Provision for loan losses	75	121	160	(38.0)	(53.1)
Noninterest expense	458	451	488	1.6	(6.1)%

Income (loss) before income taxes (TE)	68	36	(18)	88.9	N/M
Allocated income taxes and TE adjustments	11	1	(18)	N/M	N/M

Net income (loss) attributable to Key	$57	$35	$—	62.9%	N/M

Average balances
Loans and leases	$26,779	$27,218	$29,126	(1.6)%	(8.1)%
Total assets	30,004	30,292	31,956	(1.0)	(6.1)
Deposits	48,703	50,421	53,068	(3.4)	(8.2)

Assets under management at period end	$17,816	$16,980	$17,090	4.9%	4.2%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Community Banking Data				Percent change 3Q10 vs.
dollars in millions	3Q10	2Q10	3Q09	2Q10	3Q09

Average deposits outstanding
NOW and money market deposit accounts	$20,124	$19,418	$17,382	3.6%	15.8%
Savings deposits	1,872	1,870	1,776	.1	5.4
Certificates of deposit ($100,000 or more)	5,449	6,597	8,884	(17.4)	(38.7)
Other time deposits	9,596	11,248	14,705	(14.7)	(34.7)
Deposits in foreign office	368	421	478	(12.6)	(23.0)
Noninterest-bearing deposits	11,294	10,867	9,843	3.9	14.7

Total deposits	$48,703	$50,421	$53,068	(3.4)%	(8.2)%

Home equity loans
Average balance	$9,709	$9,837	$10,191
Weighted-average loan-to-value ratio (at date of origination)	70%	70%	70%
Percent first lien positions	52	52	53

Other data
Branches	1,029	1,019	1,003
Automated teller machines	1,522	1,511	1,492

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

Community Banking Summary of Operations
          Community Banking recorded net income attributable to Key of $57 million for the third quarter of 2010, compared to net income attributable to Key of less than $1 million for the year-ago quarter. Decreases in the provision for loan losses and noninterest expense contributed to the improvement in the third quarter of 2010.
          Taxable-equivalent net interest income declined by $31 million, or 7%, from the third quarter of 2009, due to declines in average earning assets and average deposits. Average earning assets decreased $2 billion, or 8%, from the year-ago quarter, reflecting reductions in the commercial loan and home equity loan portfolios. Average deposits declined by $4 billion, or 8%. The mix of deposits continues to change from the year-ago quarter as higher-costing certificates of deposit originated in prior years mature, partially offset by growth in noninterest-bearing deposits and NOW accounts.
          Noninterest income increased by $2 million, or 1%, from the year-ago quarter, due to higher income from trust and investment services, electronic banking fees, and a reduction in the provision for credit losses from client derivatives. The increase in trust and investment services income reflects increased performance in the Key Private Bank, as well as growth in Key’s branch-based investment services. These factors were partially offset by the anticipated lower service charges on deposits from the implementation of Regulation E.
          The provision for loan losses declined by $85 million, or 53%, compared to the third quarter of 2009 due to improving economic conditions from one year ago.
          Noninterest expense declined by $30 million, or 6%, from the year-ago quarter. The decrease was driven by reductions in FDIC deposit insurance premiums of $9 million from the third quarter of 2009, a credit of $5 million recorded to the provision for losses on lending-related commitments compared to a charge of $7 million recorded in the third quarter of 2009, and a reduction in corporate allocated costs. These improvements were partially offset by increases in personnel expense and professional fees.
National Banking

	Percent change 3Q10 vs.
dollars in millions	3Q10	2Q10	3Q09	2Q10	3Q09

Summary of operations
Net interest income (TE)	$201	$199	$217	1.0%	(7.4)%
Noninterest income	229	210	164	9.0	39.6

Total revenue (TE)	430	409	381	5.1	12.9
Provision for loan losses	(25)	99	439	N/M	N/M
Noninterest expense (a)	249	259	325	(3.9)	(23.4)

Income (loss) before income taxes (TE)	206	51	(383)	303.9	N/M
Allocated income taxes and TE adjustments	76	17	(146)	347.1	N/M

Net income (loss)	130	34	(237)	282.4	N/M
Less: Net income (loss) attributable to noncontrolling interests	—	—	(1)	—	100.0%

Net income (loss) attributable to Key	$130	$34	$(236)	282.4%	N/M

Average balances
Loans and leases	$19,534	$20,948	$26,716	(6.8)%	(26.9)%
Loans held for sale	380	381	368	(.3)	3.3
Total assets	23,765	24,781	31,856	(4.1)	(25.4)
Deposits	11,779	12,474	13,305	(5.6)%	(11.5)

Assets under management at period end	$41,902	$41,882	$49,055	—	(14.6)%

TE = Taxable Equivalent, N/M = Not Meaningful

(a)	National Banking’s results for the third quarter of 2009 include a $45 million ($28 million after-tax) write-off of intangible assets, other than goodwill, resulting from Key’s decision to cease lending in certain equipment leasing markets.

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

National Banking Summary of Operations
          National Banking recorded net income attributable to Key of $130 million for the third quarter of 2010, compared to a net loss attributable to Key of $236 million for the same period one year ago. This improvement in the third quarter of 2010 was a result of a substantial decrease in the provision for loan losses.
          Taxable-equivalent net interest income decreased by $16 million, or 7%, compared to the third quarter of 2009, primarily due to lower earning assets, partially offset by improved earning asset yields. Average earning assets decreased by $7 billion, or 27%, from the year-ago quarter.
          Noninterest income increased $65 million from the third quarter of 2009. Investment banking and capital markets income increased $56 million, letter of credit and loan fees increased $18 million, and net gains from loan sales were $8 million, compared to net losses from loan sales of $9 million for the same period one year ago. These gains were offset by decreases in trust and investment services income of $8 million, operating lease revenue of $7 million, and various other miscellaneous income items from the third quarter of 2009.
          The provision for loan losses in the third quarter of 2010 was a $25 million credit compared to a $439 million charge for the same period one year ago. National Banking continued to experience improved asset quality for the fourth quarter in a row.
          Noninterest expense decreased by $76 million, or 23%, from the third quarter of 2009 as a result of a decrease in the write-off of intangible assets of $45 million and a credit of $4 million to the provision for losses on lending-related commitments compared to a charge of $20 million in the year-ago quarter. OREO expense, operating lease expense, and the provision for losses on LIHTC guaranteed funds also declined from the third quarter of 2009. These improvements were partially offset by an increase in personnel costs.
Other Segments
          Other Segments consist of Corporate Treasury, Key’s Principal Investing unit and various exit portfolios which were previously included within the National Banking segment. These exit portfolios were moved to Other Segments during the first quarter of 2010. Prior periods have been adjusted to conform with the current reporting of the financial information for each segment. Other Segments generated net income attributable to Key of $19 million for the third quarter of 2010, compared to a net loss attributable to Key of $150 million for the same period last year. These results reflect an increase in net interest income of $86 million from the third quarter of 2009 and a decrease in the provision for loan losses of $92 million.
Line of Business Descriptions
Community Banking
Regional Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans. This line of business also provides small businesses with deposit, investment and credit products, and business advisory services.
Regional Banking also offers financial, estate and retirement planning, and asset management services to assist high-net-worth clients with their banking, trust, portfolio management, insurance, charitable giving and related needs.

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

Commercial Banking provides midsize businesses with products and services that include commercial lending, cash management, equipment leasing, investment and employee benefit programs, succession planning, access to capital markets, derivatives and foreign exchange.
National Banking
Real Estate Capital and Corporate Banking Services consists of two business units, Real Estate Capital and Corporate Banking Services.
Real Estate Capital is a national business that provides construction and interim lending, permanent debt placements and servicing, equity and investment banking, and other commercial banking products and services to developers, brokers and owner-investors. This unit deals primarily with nonowner-occupied properties (i.e., generally properties in which at least 50% of the debt service is provided by rental income from nonaffiliated third parties). Real Estate Capital emphasizes providing clients with finance solutions through access to the capital markets.
Corporate Banking Services provides cash management, interest rate derivatives, and foreign exchange products and services to clients served by both the Community Banking and National Banking groups. Through its Public Sector and Financial Institutions businesses, Corporate Banking Services also provides a full array of commercial banking products and services to government and not-for-profit entities, and to community banks. A variety of cash management services are provided through the Global Treasury Management unit.
Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Institutional and Capital Markets and Commercial Banking) if those businesses are principally responsible for maintaining the relationship with the client.
Institutional and Capital Markets, through its KeyBanc Capital Markets unit, provides commercial lending, treasury management, investment banking, derivatives, foreign exchange, equity and debt underwriting and trading, and syndicated finance products and services to large corporations and middle-market companies.
Institutional and Capital Markets, through its Victory Capital Management unit, also manages or offers advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.
          Cleveland-based KeyCorp (NYSE: KEY) is one of the nation’s largest bank-based financial services companies, with assets of approximately $94 billion at September 30, 2010. Key companies provide investment management, retail and commercial banking, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. In 2009, KeyBank was awarded its seventh consecutive “Outstanding” rating for economic development achievements under the Community Reinvestment Act, the only national bank among the 50 largest in the United States to achieve this distinction from the Office of the Comptroller of the Currency. Key has also been recognized for excellence in numerous areas of the multi-channel customer banking experience, including Corporate Insight’s 2009 and 2010 editions of Bank Monitor for online service. For more information about Key, visit https://www.key.com/.

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Friday, October 22, 2010. An audio replay of the call will be available through October 29, 2010.
For up-to-date company information, media contacts and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Key’s financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Key’s control. Key’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Key’s actual results to differ materially from those described in the forward-looking statements can be found in Key’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, and June 30, 2010, which have been filed with the Securities and Exchange Commission and are available on Key’s website (www.key.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Key does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.
*****

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended
	9-30-10	6-30-10	9-30-09

Summary of operations
Net interest income (TE)	$647	$623	$599
Noninterest income	486	492	382

Total revenue (TE)	1,133	1,115	981
Provision for loan losses	94	228	733
Noninterest expense	736	769	901
Income (loss) from continuing operations attributable to Key	204	97	(381)
Income (loss) from discontinued operations, net of taxes (b)	15	(27)	(16)
Net income (loss) attributable to Key	219	70	(397)

Income (loss) from continuing operations attributable to Key common shareholders	$163	$56	$(422)
Income (loss) from discontinued operations, net of taxes (b)	15	(27)	(16)
Net income (loss) attributable to Key common shareholders	178	29	(438)

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.19	$.06	$(.50)
Income (loss) from discontinued operations, net of taxes (b)	.02	(.03)	(.02)
Net income (loss) attributable to Key common shareholders	.20	.03	(.52)

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.19	.06	(.50)
Income (loss) from discontinued operations, net of taxes — assuming dilution (b)	.02	(.03)	(.02)
Net income (loss) attributable to Key common shareholders — assuming dilution	.20	.03	(.52)

Cash dividends paid	.01	.01	.01
Book value at period end	9.54	9.19	9.39
Tangible book value at period end	8.46	8.10	8.29
Market price at period end	7.96	7.69	6.50

Performance ratios
From continuing operations:
Return on average total assets	.93%	.44%	(1.62)%
Return on average common equity	7.82	2.84	(20.30)
Net interest margin (TE)	3.35	3.17	2.80

From consolidated operations:
Return on average total assets	.93%	.30%	(1.62)%
Return on average common equity	8.54	1.47	(21.07)
Net interest margin (TE)	3.26	3.12	2.79
Loan to deposit	91.80	93.43	100.90

Capital ratios at period end
Key shareholders’ equity to assets	11.84%	11.49%	11.31%
Tangible Key shareholders’ equity to tangible assets	10.93	10.58	10.41
Tangible common equity to tangible assets (a)	8.00	7.65	7.58
Tier 1 common equity (a), (c)	8.59	8.07	7.64
Tier 1 risk-based capital (c)	14.26	13.62	12.61
Total risk-based capital (c)	18.18	17.80	16.65
Leverage (c)	12.44	12.09	12.07

Asset quality — from continuing operations
Net loan charge-offs	$357	$435	$587
Net loan charge-offs to average loans	2.69%	3.18%	3.59%
Allowance for loan losses	$1,957	$2,219	$2,485
Allowance for credit losses	2,056	2,328	2,579
Allowance for loan losses to period-end loans	3.81%	4.16%	4.00%
Allowance for credit losses to period-end loans	4.00	4.36	4.15
Allowance for loan losses to nonperforming loans	142.64	130.30	108.52
Allowance for credit losses to nonperforming loans	149.85	136.70	112.62
Nonperforming loans at period end	$1,372	$1,703	$2,290
Nonperforming assets at period end	1,801	2,086	2,799
Nonperforming loans to period-end portfolio loans	2.67%	3.19%	3.68%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	3.48	3.88	4.46

Trust and brokerage assets
Assets under management	$59,718	$58,862	$66,145
Nonmanaged and brokerage assets	26,913	27,189	25,883

Other data
Average full-time equivalent employees	15,584	15,665	16,436
Branches	1,029	1,019	1,003

Taxable-equivalent adjustment	$7	$6	$7

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

Financial Highlights (continued)
(dollars in millions, except per share amounts)

	Nine months ended
	9-30-10	9-30-09

Summary of operations
Net interest income (TE)	$1,902	$1,769
Noninterest income	1,428	1,566

Total revenue (TE)	3,330	3,335
Provision for loan losses	735	2,403
Noninterest expense	2,290	2,683
Income (loss) from continuing operations attributable to Key	244	(1,070)
Income (loss) from discontinued operations, net of taxes (b)	(10)	(41)
Net income (loss) attributable to Key	234	(1,111)

Income (loss) from continuing operations attributable to Key common shareholders	$121	$(1,323)
Income (loss) from discontinued operations, net of taxes (b)	(10)	(41)
Net income (loss) attributable to Key common shareholders	111	(1,364)

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.14	$(2.07)
Income (loss) from discontinued operations, net of taxes (b)	(.01)	(.06)
Net income (loss) attributable to Key common shareholders	.13	(2.14)

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.14	(2.07)
Income (loss) from discontinued operations, net of taxes — assuming dilution (b)	(.01)	(.06)
Net income (loss) attributable to Key common shareholders — assuming dilution	.13	(2.14)

Cash dividends paid	.03	.0825

Performance ratios
From continuing operations:
Return on average total assets	.37%	(1.49)%
Return on average common equity	2.00	(21.31)
Net interest margin (TE)	3.24	2.77

From consolidated operations:
Return on average total assets	.33%	(1.48)%
Return on average common equity	1.84	(22.03)
Net interest margin (TE)	3.15	2.74

Asset quality — from continuing operations
Net loan charge-offs	$1,314	$1,549
Net loan charge-offs to average loans	3.19%	3.03%

Other data
Average full-time equivalent employees	15,673	16,943

Taxable-equivalent adjustment	$20	$19
(a)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

(b)	In September 2009, management made the decision to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In April 2009, management made the decision to curtail the operations of Austin Capital Management, Ltd., an investment subsidiary that specializes in managing hedge fund investments for its institutional customer base. As a result of these decisions, Key has accounted for these businesses as discontinued operations.

(c)	9-30-10 ratio is estimated.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

GAAP to Non-GAAP Reconciliations
(dollars in millions, except per share amounts)
The table below presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The tangible common equity ratio has become a focus of some investors, and management believes that this ratio may assist investors in analyzing Key’s capital position absent the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and composition of capital, the calculation of which is prescribed in federal banking regulations. As a result of the Supervisory Capital Assessment Program, the Federal Reserve has focused its assessment of capital adequacy on a component of Tier 1 capital, known as Tier 1 common equity. Because the Federal Reserve has long indicated that voting common shareholders’ equity (essentially Tier 1 capital less preferred stock, qualifying capital securities and noncontrolling interests in subsidiaries) generally should be the dominant element in Tier 1 capital, such a focus is consistent with existing capital adequacy guidelines and does not imply a new or ongoing capital standard.
Because the Tier 1 common equity is neither formally defined by GAAP nor prescribed in amount by federal banking regulations, this measure is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Tier 1 common equity, management believes it is useful to provide investors the ability to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.
The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of provision for loan losses facilitates the analysis of results by presenting them on a more comparable basis.
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components and to ensure that Key’s performance is properly reflected to facilitate period-to-period comparisons. Although these non-GAAP financial measures are frequently used by investors in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	9-30-10	6-30-10	9-30-09

Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$11,134	$10,820	$10,970
Less: Intangible assets	956	959	971
Preferred Stock, Series B	2,442	2,438	2,426
Preferred Stock, Series A	291	291	291

Tangible common equity (non-GAAP)	$7,445	$7,132	$7,282

Total assets (GAAP)	$94,043	$94,167	$96,989
Less: Intangible assets	956	959	971

Tangible assets (non-GAAP)	$93,087	$93,208	$96,018

Tangible common equity to tangible assets ratio (non-GAAP)	8.00%	7.65%	7.58%

Tier 1 common equity at period end
Key shareholders’ equity (GAAP)	$11,134	$10,820	$10,970
Qualifying capital securities	1,791	1,791	1,790
Less: Goodwill	917	917	917
Accumulated other comprehensive income (loss) (a)	247	126	11
Other assets (b)	382	469	406

Total Tier 1 capital (regulatory)	11,379	11,099	11,426
Less: Qualifying capital securities	1,791	1,791	1,790
Preferred Stock, Series B	2,442	2,438	2,426
Preferred Stock, Series A	291	291	291

Total Tier 1 common equity (non-GAAP)	$6,855	$6,579	$6,919

Net risk-weighted assets (regulatory) (b), (c)	$79,797	$81,498	$90,587

Tier 1 common equity ratio (non-GAAP) (c)	8.59%	8.07%	7.64%

Pre-provision net revenue
Net interest income (GAAP)	$640	$617	$592
Plus: Taxable-equivalent adjustment	7	6	7
Noninterest income	486	492	382
Less: Noninterest expense	736	769	901

Pre-provision net revenue from continuing operations (non-GAAP)	$397	$346	$80

(a)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the December 31, 2006, adoption and subsequent application of the applicable accounting guidance for defined benefit and other postretirement plans.

(b)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed deferred tax assets of $272 million at September 30, 2010, $354 million at June 30, 2010 and $285 million at September 30, 2009, disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments.

(c)	9-30-10 amount is estimated.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

Consolidated Balance Sheets
(dollars in millions)

	9-30-10	6-30-10	9-30-09

Assets
Loans	$51,354	$53,334	$62,193
Loans held for sale	637	699	703
Securities available for sale	21,241	19,773	15,413
Held-to-maturity securities	18	19	24
Trading account assets	1,155	1,014	1,406
Short-term investments	1,871	1,984	2,986
Other investments	1,405	1,415	1,448

Total earning assets	77,681	78,238	84,173
Allowance for loan losses	(1,957)	(2,219)	(2,485)
Cash and due from banks	823	591	725
Premises and equipment	888	872	863
Operating lease assets	563	589	775
Goodwill	917	917	917
Other intangible assets	39	42	54
Corporate-owned life insurance	3,145	3,109	3,041
Derivative assets	1,258	1,153	1,285
Accrued income and other assets	3,936	4,061	3,463
Discontinued assets	6,750	6,814	4,178

Total assets	$94,043	$94,167	$96,989

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$26,350	$25,526	$24,635
Savings deposits	1,856	1,883	1,783
Certificates of deposit ($100,000 or more)	6,850	8,476	12,216
Other time deposits	9,014	10,430	14,211

Total interest-bearing deposits	44,070	46,315	52,845
Noninterest-bearing deposits	16,275	15,226	13,631
Deposits in foreign office — interest-bearing	1,073	834	783

Total deposits	61,418	62,375	67,259
Federal funds purchased and securities sold under repurchase agreements	2,793	2,836	1,664
Bank notes and other short-term borrowings	685	819	471
Derivative liabilities	1,330	1,321	1,185
Accrued expense and other liabilities	1,862	2,154	2,236
Long-term debt	11,443	10,451	12,865
Discontinued liabilities	3,124	3,139	121

Total liabilities	82,655	83,095	85,801

Equity
Preferred stock, Series A	291	291	291
Preferred stock, Series B	2,442	2,438	2,426
Common shares	946	946	946
Common stock warrant	87	87	87
Capital surplus	3,710	3,701	3,726
Retained earnings	5,287	5,118	5,431
Treasury stock, at cost	(1,914)	(1,914)	(1,983)
Accumulated other comprehensive income (loss)	285	153	46

Key shareholders’ equity	11,134	10,820	10,970
Noncontrolling interests	254	252	218

Total equity	11,388	11,072	11,188

Total liabilities and equity	$94,043	$94,167	$96,989

Common shares outstanding (000)	880,328	880,515	878,559

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended			Nine months ended
	9-30-10	6-30-10	9-30-09	9-30-10	9-30-09

Interest income
Loans	$649	$677	$786	$2,036	$2,445
Loans held for sale	4	5	7	13	23
Securities available for sale	170	154	121	474	310
Held-to-maturity securities	1	—	1	2	2
Trading account assets	8	10	9	29	35
Short-term investments	1	2	3	5	9
Other investments	11	13	13	38	38

Total interest income	844	861	940	2,597	2,862

Interest expense
Deposits	147	188	277	547	873
Federal funds purchased and securities sold under repurchase agreements	1	2	2	4	4
Bank notes and other short-term borrowings	4	4	3	11	13
Long-term debt	52	50	66	153	222

Total interest expense	204	244	348	715	1,112

Net interest income	640	617	592	1,882	1,750
Provision for loan losses	94	228	733	735	2,403

Net interest income (expense) after provision for loan losses	546	389	(141)	1,147	(653)

Noninterest income
Trust and investment services income	110	112	113	336	342
Service charges on deposit accounts	75	80	83	231	248
Operating lease income	41	43	55	131	175
Letter of credit and loan fees	61	42	46	143	128
Corporate-owned life insurance income	39	28	26	95	78
Net securities gains (losses) (a)	1	(2)	1	2	112
Electronic banking fees	30	29	27	86	78
Gains on leased equipment	4	2	22	14	84
Insurance income	15	19	18	52	52
Net gains (losses) from loan sales	18	25	—	47	4
Net gains (losses) from principal investing	18	17	(6)	72	(84)
Investment banking and capital markets income (loss)	42	31	(26)	82	5
Gain from sale/redemption of Visa Inc. shares	—	—	—	—	105
Gain (loss) related to exchange of common shares for capital securities	—	—	(17)	—	78
Other income	32	66	40	137	161

Total noninterest income	486	492	382	1,428	1,566

Noninterest expense
Personnel	359	385	380	1,106	1,114
Net occupancy	70	64	63	200	192
Operating lease expense	40	35	46	114	145
Computer processing	46	47	48	140	143
Professional fees	41	41	41	120	121
FDIC assessment	27	33	40	97	140
OREO expense, net	4	22	51	58	72
Equipment	24	26	24	74	71
Marketing	21	16	19	50	50
Provision (credit) for losses on lending-related commitments	(10)	(10)	29	(22)	40
Intangible assets impairment	—	—	45	—	241
Other expense	114	110	115	353	354

Total noninterest expense	736	769	901	2,290	2,683

Income (loss) from continuing operations before income taxes	296	112	(660)	285	(1,770)
Income taxes	85	11	(274)	14	(688)

Income (loss) from continuing operations	211	101	(386)	271	(1,082)
Income (loss) from discontinued operations, net of taxes	15	(27)	(16)	(10)	(41)

Net income (loss)	226	74	(402)	261	(1,123)
Less: Net income (loss) attributable to noncontrolling interests	7	4	(5)	27	(12)

Net income (loss) attributable to Key	$219	$70	$(397)	$234	$(1,111)

Income (loss) from continuing operations attributable to Key common shareholders	$163	$56	$(422)	$121	$(1,323)
Net income (loss) attributable to Key common shareholders	178	29	(438)	111	(1,364)

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.19	$.06	$(.50)	$.14	$(2.07)
Income (loss) from discontinued operations, net of taxes	.02	(.03)	(.02)	(.01)	(.06)
Net income (loss) attributable to Key common shareholders	.20	.03	(.52)	.13	(2.14)

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.19	$.06	$(.50)	$.14	$(2.07)
Income (loss) from discontinued operations, net of taxes	.02	(.03)	(.02)	(.01)	(.06)
Net income (loss) attributable to Key common shareholders	.20	.03	(.52)	.13	(2.14)

Cash dividends declared per common share	$.01	$.01	$.01	$.03	$.0825

Weighted-average common shares outstanding (000)	874,433	874,664	839,906	874,495	637,805
Weighted-average common shares and potential common shares outstanding (000)	874,433	874,664	839,906	874,495	637,805
(a)	For the three months ended September 30, 2010, Key did not have any impairment losses related to securities. For the three months ended June 30, 2010, Key had $4 million in impairment losses related to securities. Impairment losses totaled $4 million for the three months ended September 30, 2009, of which $2 million was recognized in equity as a component of accumulated other comprehensive income.

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Third Quarter 2010					Second Quarter 2010					Third Quarter 2009
	Average					Average					Average
	Balance	Interest	(a)	Yield/Rate	(a)	Balance	Interest	(a)	Yield/Rate	(a)	Balance	Interest	(a)	Yield/Rate	(a)
Assets
Loans: (b), (c)

Commercial, financial and agricultural	$16,948	$193		4.52	%	$17,725	$209		4.74	%	22,098	$255		4.59	%
Real estate — commercial mortgage	9,822	122		4.94		10,354	124		4.78		11,529	141		4.84
Real estate — construction	3,165	37		4.58		3,773	41		4.31		5,834	72		4.86
Commercial lease financing	6,587	87		5.25		6,759	90		5.33		8,073	88		4.35

Total commercial loans	36,522	439		4.77		38,611	464		4.81		47,534	556		4.64
Real estate — residential mortgage	1,843	26		5.59		1,829	25		5.60		1,748	25		5.88
Home equity:
Community Banking	9,709	102		4.19		9,837	103		4.21		10,192	111		4.32
Other	732	14		7.61		773	15		7.62		912	17		7.54

Total home equity loans	10,441	116		4.43		10,610	118		4.45		11,104	128		4.58
Consumer other — Community Banking	1,156	33		11.20		1,145	33		11.57		1,189	32		10.48
Marine	2,423	38		6.25		2,563	39		6.21		3,017	48		6.26
Other	181	4		7.95		195	4		7.80		238	4		7.95

Total consumer other	2,604	42		6.37		2,758	43		6.32		3,255	52		6.38

Total consumer loans	16,044	217		5.37		16,342	219		5.40		17,296	237		5.46

Total loans	52,566	656		4.95		54,953	683		4.99		64,830	793		4.86
Loans held for sale	501	4		3.48		516	5		3.50		665	7		4.26
Securities available for sale (b), (e)	20,276	170		3.43		17,285	154		3.63		12,154	121		4.00
Held-to-maturity securities (b)	19	1		11.05		22	—		11.46		25	1		9.64
Trading account assets	1,074	8		3.03		1,048	10		3.71		1,074	9		3.49
Short-term investments	1,594	1		.23		3,830	2		.23		5,243	3		.25
Other investments (e)	1,426	11		3.00		1,445	13		3.11		1,459	13		3.26

Total earning assets	77,456	851		4.39		79,099	867		4.40		85,450	947		4.40
Allowance for loan losses	(2,092)					(2,356)					(2,462)
Accrued income and other assets	11,363					11,133					10,142
Discontinued assets — education lending business	6,762					6,389					4,091

Total assets	$93,489					$94,265					$97,221

Liabilities
NOW and money market deposit accounts	$25,783	23		.35		$25,270	24		.39		$24,444	29		.49
Savings deposits	1,885	—		.06		1,883	1		.06		1,799	—		.07
Certificates of deposit ($100,000 or more) (f)	7,635	61		3.12		9,485	77		3.28		12,771	114		3.55
Other time deposits	9,648	63		2.59		11,309	85		3.01		14,749	133		3.57
Deposits in foreign office	958	—		.37		818	1		.36		665	1		.31

Total interest-bearing deposits	45,909	147		1.27		48,765	188		1.55		54,428	277		2.03
Federal funds purchased and securities sold under repurchase agreements	2,300	1		.31		1,841	2		.33		1,642	2		.30
Bank notes and other short-term borrowings	669	4		2.36		539	4		3.06		1,034	3		1.14
Long-term debt (f)	7,308	52		3.08		7,031	50		3.09		9,183	66		3.07

Total interest-bearing liabilities	56,186	204		1.46		58,176	244		1.70		66,287	348		2.10

Noninterest-bearing deposits	15,949					15,644					13,604
Accrued expense and other liabilities	3,344					3,151					2,055
Discontinued liabilities — education lending business (d)	6,762					6,389					4,091

Total liabilities	82,241					83,360					86,037

Equity
Key shareholders’ equity	10,999					10,646					10,961
Noncontrolling interests	249					259					223

Total equity	11,248					10,905					11,184

Total liabilities and equity	$93,489					$94,265					$97,221

Interest rate spread (TE)				2.93	%				2.70	%				2.30	%

Net interest income (TE) and net interest margin (TE)		647		3.35	%		623		3.17	%		599		2.80	%

TE adjustment (b)		7					6					7

Net interest income, GAAP basis		$640					$617					$592

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (d) below, calculated using a matched funds transfer pricing methodology.

(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)	Discontinued liabilities include the liabilities of the education lending business and the dollar amount of any additional liabilities assumed necessary to support the assets associated with this business.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Nine months ended September 30, 2010				Nine months ended September 30, 2009
	Average				Average
	Balance	Interest	(a)	Yield/Rate (a)	Balance		Interest	(a)	Yield/ Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural	$17,816	$624		4.68%	$24,315		$806		4.43%
Real estate — commercial mortgage	10,200	374		4.90	11,464	(d)	425		4.95
Real estate — construction	3,820	123		4.29	6,530	(d)	232		4.75
Commercial lease financing	6,845	270		5.25	8,429		272		4.30

Total commercial loans	38,681	1,391		4.80	50,738		1,735		4.57
Real estate — residential mortgage	1,825	77		5.61	1,758		78		5.94
Home equity:
Community Banking	9,837	310		4.22	10,253		336		4.39
Other	773	44		7.59	973		55		7.50

Total home equity loans	10,610	354		4.46	11,226		391		4.66
Consumer other — Community Banking	1,154	102		11.80	1,207		95		10.48
Consumer other:
Marine	2,565	119		6.20	3,174		149		6.24
Other	195	12		7.84	256		15		7.96

Total consumer other	2,760	131		6.32	3,430		164		6.37

Total consumer loans	16,349	664		5.42	17,621		728		5.52

Total loans	55,030	2,055		4.99	68,359		2,463		4.81
Loans held for sale	470	13		3.75	662		23		4.69
Securities available for sale (b), (g)	17,972	475		3.58	9,561		311		4.40
Held-to-maturity securities (b)	21	2		10.17	25		2		9.74
Trading account assets	1,102	29		3.54	1,212		35		3.87
Short-term investments	2,739	5		.25	4,306		9		.30
Other investments (g)	1,456	38		3.15	1,482		38		3.08

Total earning assets	78,790	2,617		4.44	85,607		2,881		4.49
Allowance for loan losses	(2,348)				(2,191)
Accrued income and other assets	11,316				12,875
Discontinued assets — education lending business	6,678				4,316

	$94,436				$100,607

Liabilities
NOW and money market deposit accounts	$25,262	70		.37	$24,155		99		.55
Savings deposits	1,865	1		.06	1,783		1		.08
Certificates of deposit ($100,000 or more) (g)	9,209	226		3.28	12,928		359		3.72
Other time deposits	11,179	248		2.97	14,798		412		3.72
Deposits in foreign office	824	2		.34	832		2		.26

Total interest-bearing deposits	48,339	547		1.51	54,496		873		2.14
Federal funds purchased and securities sold under repurchase agreements	1,979	4		.32	1,605		4		.31
Bank notes and other short-term borrowings	567	11		2.59	2,408		13		.71
Long-term debt (g)	7,105	153		3.11	9,911		222		3.23

Total interest-bearing liabilities	57,990	715		1.67	68,420		1,112		2.20

Noninterest-bearing deposits	15,524				12,394
Accrued expense and other liabilities	3,187				4,759
Discontinued liabilities — education lending business (e)	6,678				4,316

	83,379				89,889

Equity
Key shareholders’ equity	10,798				10,507
Noncontrolling interests	259				211

Total equity	11,057				10,718

Total liabilities and equity	$94,436				$100,607

Interest rate spread (TE)				2.77%					2.29%

Net interest income (TE) and net interest margin (TE)		1,902		3.24%			1,769		2.77%

TE adjustment (b)		20					19

Net interest income, GAAP basis		$1,882					$1,750

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (e) below, calculated using a matched funds transfer pricing methodology.

(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)	In late March 2009, Key transferred $1.5 billion of loans from the construction portfolio to the commercial mortgage portfolio in accordance with regulatory guidelines pertaining to the classification of loans that have reached a completed status.

(e)	Discontinued liabilities include the liabilities of the education lending business and the dollar amount of any additional liabilities assumed necessary to support the assets associated with this business.

(f)	Yield is calculated on the basis of amortized cost.

(g)	Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

Noninterest Income
(in millions)

	Three months ended			Nine months ended
	9-30-10	6-30-10	9-30-09	9-30-10	9-30-09
Trust and investment services income (a)	$110	$112	$113	$336	$342
Service charges on deposit accounts	75	80	83	231	248
Operating lease income	41	43	55	131	175
Letter of credit and loan fees	61	42	46	143	128
Corporate-owned life insurance income	39	28	26	95	78
Net securities gains (losses)	1	(2)	1	2	112
Electronic banking fees	30	29	27	86	78
Gains on leased equipment	4	2	22	14	84
Insurance income	15	19	18	52	52
Net gains (losses) from loan sales	18	25	—	47	4
Net gains (losses) from principal investing	18	17	(6)	72	(84)
Investment banking and capital markets income (loss) (a)	42	31	(26)	82	5
Gain from sale/redemption of Visa Inc. shares	—	—	—	—	105
Gain (loss) related to exchange of common shares for capital securities	—	—	(17)	—	78
Other income:
Gain from sale of Key’s claim associated with the Lehman Brothers’ Bankruptcy	—	—	—	—	32
Credit card fees	3	3	6	9	12
Miscellaneous income	29	63	34	128	117

Total other income	32	66	40	137	161

Total noninterest income	$486	$492	$382	$1,428	$1,566

(a) Additional detail provided in tables below.

Trust and Investment Services Income
(in millions)

	Three months ended			Nine months ended
	9-30-10	6-30-10	9-30-09	9-30-10	9-30-09

Brokerage commissions and fee income	$33	$35	$37	$102	$120
Personal asset management and custody fees	37	37	35	111	104
Institutional asset management and custody fees	40	40	41	123	118

Total trust and investment services income	$110	$112	$113	$336	$342

Investment Banking and Capital Markets Income (Loss)
(in millions)

	Three months ended			Nine months ended
	9-30-10	6-30-10	9-30-09	9-30-10	9-30-09

Investment banking income	$38	$25	$22	$79	$54
Income (loss) from other investments	2	3	(23)	6	(37)
Dealer trading and derivatives income (loss)	(10)	(8)	(36)	(34)	(49)
Foreign exchange income	12	11	11	31	37

Total investment banking and capital markets income (loss)	$42	$31	$(26)	$82	$5

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

Noninterest Expense
(dollars in millions)

	Three months ended			Nine months ended
	9-30-10	6-30-10	9-30-09	9-30-10	9-30-09
Personnel (a)	$359	$385	$380	$1,106	$1,114
Net occupancy	70	64	63	200	192
Operating lease expense	40	35	46	114	145
Computer processing	46	47	48	140	143
Professional fees	41	41	41	120	121
FDIC assessment	27	33	40	97	140
OREO expense, net	4	22	51	58	72
Equipment	24	26	24	74	71
Marketing	21	16	19	50	50
Provision (credit) for losses on lending-related commitments	(10)	(10)	29	(22)	40
Intangible assets impairment	—	—	45	—	241
Other expense:
Postage and delivery	9	8	9	24	25
Franchise and business taxes	5	6	8	18	26
Telecommunications	5	5	7	16	20
Provision for losses on LIHTC guaranteed funds	—	—	1	—	17
Miscellaneous expense	95	91	90	295	266

Total other expense	114	110	115	353	354

Total noninterest expense	$736	$769	$901	$2,290	$2,683

Average full-time equivalent employees (b)	15,584	15,665	16,436	15,673	16,943

(a) Additional detail provided in table below.

(b) The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended			Nine months ended
	9-30-10	6-30-10	9-30-09	9-30-10	9-30-09
Salaries	$230	$229	$228	$681	$676
Incentive compensation	69	65	58	181	146
Employee benefits	45	71	76	190	228
Stock-based compensation	12	15	12	41	36
Severance	3	5	6	13	28

Total personnel expense	$359	$385	$380	$1,106	$1,114

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

Loan Composition
(dollars in millions)

				Percent change 9-30-10 vs.
	9-30-10	6-30-10	9-30-09	6-30-10	9-30-09
Commercial, financial and agricultural	$16,451	$17,113	$20,600	(3.9)%	(20.1)%
Commercial real estate:
Commercial mortgage	9,673	9,971	11,169	(3.0)	(13.4)
Construction	2,731	3,430	5,473	(20.4)	(50.1)

Total commercial real estate loans	12,404	13,401	16,642	(7.4)	(25.5)
Commercial lease financing	6,583	6,620	7,787	(.6)	(15.5)

Total commercial loans	35,438	37,134	45,029	(4.6)	(21.3)
Real estate — residential mortgage	1,853	1,846	1,763	.4	5.1
Home equity:
Community Banking	9,655	9,775	10,154	(1.2)	(4.9)
Other	707	753	884	(6.1)	(20.0)

Total home equity loans	10,362	10,528	11,038	(1.6)	(6.1)
Consumer other — Community Banking	1,174	1,147	1,189	2.4	(1.3)
Consumer other:
Marine	2,355	2,491	2,943	(5.5)	(20.0)
Other	172	188	231	(8.5)	(25.5)

Total consumer — indirect loans	2,527	2,679	3,174	(5.7)	(20.4)

Total consumer loans	15,916	16,200	17,164	(1.8)	(7.3)

Total loans (a)	$51,354	$53,334	$62,193	(3.7)%	(17.4)%

Loans Held for Sale Composition
(dollars in millions)

				Percent change 9-30-10 vs.
	9-30-10	6-30-10	9-30-09	6-30-10	9-30-09
Commercial, financial and agricultural	$128	$255	$128	(49.8)%	—
Real estate — commercial mortgage	327	235	302	39.1	8.3%
Real estate — construction	77	112	133	(31.3)	(42.1)
Commercial lease financing	13	16	29	(18.8)	(55.2)
Real estate — residential mortgage	92	81	110	13.6	(16.4)
Automobile	—	—	1	—	(100.0)

Total loans held for sale (b),(c)	$637	$699	$703	(8.9)%	(9.4)%

(a)	Excluded at September 30, 2010, June 30, 2010, and September 30, 2009, are loans in the amount of $6.6 billion, $6.6 billion and $3.6 billion, respectively, related to the discontinued operations of the education lending business.

(b)	Excluded at September 30, 2010, June 30, 2010, and September 30, 2009, are loans held for sale in the amount of $15 million, $92 million, and $341 million, respectively, related to the discontinued operations of the education lending business.

(c)	The beginning balance at June 30, 2010 of $699 million increased by new originations in the amount of $684 million and net transfers from held to maturity in the amount of $202 million, and decreased by loan sales of $835 million, transfers to OREO/valuation adjustments of $64 million and loan payments of $49 million, for an ending balance of $637 million at September 30, 2010.
N/M = Not Meaningful

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

Summary of Loan Loss Experience from Continuing Operations
(dollars in millions)

	Three months ended			Nine months ended
	9-30-10	6-30-10	9-30-09	9-30-10	9-30-09
Average loans outstanding	$52,566	$54,953	$64,830	$55,030	$68,359

Allowance for loan losses at beginning of period	$2,219	$2,425	$2,339	$2,534	$1,629
Loans charged off:
Commercial, financial and agricultural	170	152	180	461	606

Real estate — commercial mortgage	50	128	81	287	190
Real estate — construction	88	86	217	331	456

Total commercial real estate loans	138	214	298	618	646
Commercial lease financing	22	21	32	68	83

Total commercial loans	330	387	510	1,147	1,335
Real estate — residential mortgage	7	11	4	25	11
Home equity:
Community Banking	36	28	26	95	69
Other	14	17	20	49	54

Total home equity loans	50	45	46	144	123
Consumer other — Community Banking	15	15	19	48	50
Consumer other:
Marine	25	31	35	104	113
Other	3	3	5	11	14

Total consumer other	28	34	40	115	127

Total consumer loans	100	105	109	332	311

Total loans charged off	430	492	619	1,479	1,646
Recoveries:
Commercial, financial and agricultural	34	16	12	63	38

Real estate — commercial mortgage	4	2	—	9	1
Real estate — construction	12	11	1	23	3

Total commercial real estate loans	16	13	1	32	4
Commercial lease financing	6	7	5	17	16

Total commercial loans	56	36	18	112	58
Real estate — residential mortgage	1	1	—	2	—
Home equity:
Community Banking	1	3	1	5	3
Other	1	1	—	3	1

Total home equity loans	2	4	1	8	4
Consumer other — Community Banking	1	2	2	5	5
Consumer other:
Marine	13	12	10	35	27
Other	—	2	1	3	3

Total consumer other	13	14	11	38	30

Total consumer loans	17	21	14	53	39

Total recoveries	73	57	32	165	97

Net loan charge-offs	(357)	(435)	(587)	(1,314)	(1,549)
Provision for loan losses	94	228	733	735	2,403
Foreign currency translation adjustment	1	1	—	2	2

Allowance for loan losses at end of period	$1,957	$2,219	$2,485	$1,957	$2,485

Liability for credit losses on lending-related commitments at beginning of period	$109	$119	$65	$121	$54
Provision (credit) for losses on lending-related commitments	(10)	(10)	29	(22)	40

Liability for credit losses on lending-related commitments at end of period(a)	$99	$109	$94	$99	$94

Total allowance for credit losses at end of period	$2,056	$2,328	$2,579	$2,056	$2,579

Net loan charge-offs to average loans	2.69%	3.18%	3.59%	3.19%	3.03%
Allowance for loan losses to period-end loans	3.81	4.16	4.00	3.81	4.00
Allowance for credit losses to period-end loans	4.00	4.36	4.15	4.00	4.15
Allowance for loan losses to nonperforming loans	142.64	130.30	108.52	142.64	108.52
Allowance for credit losses to nonperforming loans	149.85	136.70	112.62	149.85	112.62

Discontinued operations — education lending business:
Loans charged off	$26	$32	$39	$95	$110
Recoveries	4	1	1	6	3

Net loan charge-offs	$(22)	$(31)	$(38)	$(89)	$(107)

(a)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)

	9-30-10	6-30-10	3-31-10	12-31-09	9-30-09
Commercial, financial and agricultural	$335	$489	$558	$586	$679

Real estate — commercial mortgage	362	404	579	614	566
Real estate — construction	333	473	607	641	702

Total commercial real estate loans	695	877	1,186	1,255	1,268
Commercial lease financing	84	83	99	113	131

Total commercial loans	1,114	1,449	1,843	1,954	2,078
Real estate — residential mortgage	90	77	72	73	68
Home equity:
Community Banking	106	112	111	107	103
Other	16	17	18	21	21

Total home equity loans	122	129	129	128	124
Consumer other — Community Banking	3	5	4	4	4
Consumer other:
Marine	41	41	16	26	15
Other	2	2	1	2	1

Total consumer other	43	43	17	28	16

Total consumer loans	258	254	222	233	212

Total nonperforming loans	1,372	1,703	2,065	2,187	2,290

Nonperforming loans held for sale	230	221	195	116	304

OREO	221	200	175	191	187
Allowance for OREO losses	(58)	(64)	(45)	(23)	(40)

OREO, net of allowance	163	136	130	168	147

Other nonperforming assets	36	26	38	39	58

Total nonperforming assets	$1,801	$2,086	$2,428	$2,510	$2,799

Accruing loans past due 90 days or more	$152	$240	$434	$331	$375
Accruing loans past due 30 through 89 days	662	610	639	933	1,071
Restructured loans included in nonperforming loans (a)	228	213	226	364	65
Nonperforming assets from discontinued operations — education lending business	38	40	43	14	12
Nonperforming loans to period-end portfolio loans	2.67%	3.19%	3.69%	3.72%	3.68%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	3.48	3.88	4.31	4.25	4.46

(a)	Restructured loans (i.e. troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)

	3Q10	2Q10	1Q10	4Q09	3Q09
Balance at beginning of period	$1,703	$2,065	$2,187	$2,290	$2,185
Loans placed on nonaccrual status	691	682	746	1,141	1,160
Charge-offs	(430)	(492)	(557)	(750)	(619)
Loans sold	(92)	(136)	(15)	(70)	(4)
Payments	(200)	(185)	(102)	(237)	(294)
Transfers to OREO	(39)	(66)	(20)	(98)	(91)
Transfers to nonperforming loans held for sale	(163)	(82)	(59)	(23)	(5)
Transfers to other nonperforming assets	(7)	(36)	(3)	(4)	(29)
Loans returned to accrual status	(91)	(47)	(112)	(62)	(13)

Balance at end of period	$1,372	$1,703	$2,065	$2,187	$2,290

Summary of Changes in Nonperforming Loans Held For Sale From Continuing Operations
(in millions)

	3Q10	2Q10	1Q10	4Q09	3Q09
Balance at beginning of period	$221	$195	$116	$304	$145
Transfers in	162	86	129	71	216
Net advances / (payments)	(35)	1	—	3	(3)
Loans sold	(50)	(53)	(38)	(228)	(45)
Transfers to OREO	(58)	(6)	(6)	—	—
Valuation adjustments	(6)	(2)	(6)	(18)	(7)
Loans returned to accrual status / other	(4)	—	—	(16)	(2)

Balance at end of period	$230	$221	$195	$116	$304

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
(in millions)

	3Q10	2Q10	1Q10	4Q09	3Q09
Balance at beginning of period	$136	$130	$168	$147	$171
Properties acquired — nonperforming loans	97	72	26	98	91
Valuation adjustments	(7)	(24)	(28)	(12)	(36)
Properties sold	(63)	(42)	(36)	(65)	(79)

Balance at end of period	$163	$136	$130	$168	$147

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

Line of Business Results
(dollars in millions)
Community Banking

						Percent change 3Q10 vs.
	3Q10	2Q10	1Q10	4Q09	3Q09	2Q10	3Q09
Summary of operations
Total revenue (TE)	$601	$608	$599	$627	$630	(1.2)%	(4.6)%
Provision for loan losses	75	121	142	230	160	(38.0)	(53.1)
Noninterest expense	458	451	465	489	488	1.6	(6.1)
Net income (loss) attributable to Key	57	35	7	(40)	—	62.9	N/M
Average loans and leases	26,779	27,218	27,769	28,321	29,126	(1.6)	(8.1)
Average deposits	48,703	50,421	51,459	52,640	53,068	(3.4)	(8.2)
Net loan charge-offs	129	148	116	148	103	(12.8)	25.2
Net loan charge-offs to average loans	1.91%	2.18%	1.69%	2.07%	1.40%	N/A	N/A
Nonperforming assets at period end	$567	561	597	544	559	1.1	1.4
Return on average allocated equity	6.26%	3.80%	.76%	(4.42)%	—%	N/A	N/A
Average full-time equivalent employees	8,306	8,246	8,187	8,227	8,472	.7	(2.0)

Supplementary information (lines of business)
Regional Banking
Total revenue (TE)	$483	$495	$490	$510	$527	(2.4)%	(8.3)%
Provision for loan losses	105	57	115	139	93	84.2	12.9
Noninterest expense	415	408	420	429	430	1.7	(3.5)
Net income (loss) attributable to Key	(9)	31	(16)	(19)	14	N/M	N/M
Average loans and leases	18,079	18,405	18,753	19,076	19,347	(1.8)	(6.6)
Average deposits	43,348	45,234	46,197	47,569	48,551	(4.2)	(10.7)
Net loan charge-offs	89	82	96	82	78	8.5	14.1
Net loan charge-offs to average loans	1.95%	1.79%	2.08%	1.71%	1.60%	N/A	N/A
Nonperforming assets at period end	$350	$339	$327	$319	$289	3.2	21.1
Return on average allocated equity	(1.47)%	5.09%	(2.66)%	(3.24)%	2.40%	N/A	N/A
Average full-time equivalent employees	7,953	7,891	7,836	7,877	8,120	.8	(2.1)

Commercial Banking
Total revenue (TE)	$118	$113	$109	$117	$103	4.4%	14.6%
Provision for loan losses	(30)	64	27	91	67	N/M	N/M
Noninterest expense	43	43	45	60	58	—	(25.9)
Net income (loss) attributable to Key	66	4	23	(21)	(14)	N/M	N/M
Average loans and leases	8,700	8,813	9,016	9,245	9,779	(1.3)	(11.0)
Average deposits	5,355	5,187	5,262	5,071	4,517	3.2	18.6
Net loan charge-offs	40	66	20	66	25	(39.4)	60.0
Net loan charge-offs to average loans	1.82%	3.00%	.90%	2.83%	1.01%	N/A	N/A
Nonperforming assets at period end	$217	$222	$270	$225	$270	(2.3)	(19.6)
Return on average allocated equity	22.04%	1.28%	7.30%	(6.57)%	(4.24)%	N/A	N/A
Average full-time equivalent employees	353	355	351	350	352	(.6)	.3

KeyCorp Reports Third Quarter 2010 and Year-To-Date Profit
October 22, 2010

Line of Business Results (continued)
(dollars in millions)
National Banking

						Percent change 3Q10 vs.
	3Q10	2Q10	1Q10	4Q09	3Q09	2Q10	3Q09
Summary of operations
Total revenue (TE)	$430	$409	$376	$340	$381	5.1%	12.9%
Provision for loan losses	(25)	99	161	382	439	N/M	N/M
Noninterest expense	249	259	268	300	325	(3.9)	(23.4)
Net income (loss) attributable to Key	130	34	(31)	(213)	(236)	282.4	N/M
Average loans and leases	19,534	20,948	22,440	24,011	26,716	(6.8)	(26.9)
Average loans held for sale	380	381	240	431	368	(.3)	3.3
Average deposits	11,779	12,474	12,416	13,257	13,305	(5.6)	(11.5)
Net loan charge-offs	122	173	251	411	357	(29.5)	(65.8)
Net loan charge-offs to average loans	2.48%	3.31%	4.54%	6.79%	5.30%	N/A	N/A
Nonperforming assets at period end	$886	$1,089	$1,285	$1,326	$1,510	(18.6)	(41.3)
Return on average allocated equity	16.65%	4.02%	(3.64)%	(22.83)%	(24.06)%	N/A	N/A
Average full-time equivalent employees	2,353	2,327	2,370	2,400	2,473	1.1	(4.9)

Supplementary information (lines of business)
Real Estate Capital and Corporate Banking Services
Total revenue (TE)	$175	$176	$144	$92	$135	(.6)%	29.6%
Provision for loan losses	22	77	145	304	336	(71.4)	(93.5)
Noninterest expense	99	108	116	117	100	(8.3)	(1.0)
Net income (loss) attributable to Key	33	(5)	(73)	(206)	(186)	N/M	N/M
Average loans and leases	10,300	11,465	12,340	13,256	14,322	(10.2)	(28.1)
Average loans held for sale	202	194	115	228	201	4.1	.5
Average deposits	9,360	9,811	9,835	10,602	10,848	(4.6)	(13.7)
Net loan charge-offs	103	142	207	381	276	(27.5)	(62.7)
Net loan charge-offs to average loans	3.97%	4.97%	6.80%	11.40%	7.65%	N/A	N/A
Nonperforming assets at period end	$719	$867	$1,067	$1,094	$1,184	(17.1)	(39.3)
Return on average allocated equity	6.93%	(.97)%	(14.25)%	(36.12)%	(30.95)%	N/A	N/A
Average full-time equivalent employees	1,039	1,052	1,078	1,093	1,110	(1.2)	(6.4)

Equipment Finance
Total revenue (TE)	$63	$61	$61	$66	$59	3.3%	6.8%
Provision for loan losses	(12)	10	4	65	75	N/M	N/M
Noninterest expense	53	48	45	57	85	10.4	(37.6)
Net income (loss) attributable to Key	14	2	8	(35)	(63)	600.0	N/M
Average loans and leases	4,515	4,478	4,574	4,610	5,010	.8	(9.9)
Average loans held for sale	2	16	1	—	20	(87.5)	(90.0)
Average deposits	5	5	6	7	6	—	(16.7)
Net loan charge-offs	25	18	18	21	30	38.9	(16.7)
Net loan charge-offs to average loans	2.20%	1.61%	1.60%	1.81%	2.38%	N/A	N/A
Nonperforming assets at period end	$86	$106	$111	$122	$118	(18.9)	(27.1)
Return on average allocated equity	16.73%	2.25%	8.67%	(37.43)%	(64.25)%	N/A	N/A
Average full-time equivalent employees	536	549	563	586	619	(2.4)	(13.4)

Institutional and Capital Markets
Total revenue (TE)	$192	$172	$171	$182	$187	11.6%	2.7%
Provision for loan losses	(35)	12	12	13	28	N/M	N/M
Noninterest expense	97	103	107	126	140	(5.8)	(30.7)
Net income (loss) attributable to Key	83	37	34	28	13	124.3	538.5
Average loans and leases	4,719	5,005	5,526	6,145	7,384	(5.7)	(36.1)
Average loans held for sale	176	171	124	203	147	2.9	19.7
Average deposits	2,414	2,658	2,575	2,648	2,451	(9.2)	(1.5)
Net loan charge-offs	(6)	13	26	9	51	N/M	N/M
Net loan charge-offs to average loans	(.50)%	1.04%	1.91%	.58%	2.74%	N/A	N/A
Nonperforming assets at period end	$81	$116	$107	$110	$208	(30.2)	(61.1)
Return on average allocated equity	37.63%	15.22%	13.76%	10.41%	4.61%	N/A	N/A
Average full-time equivalent employees	778	726	729	721	744	7.2	4.6
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful